Exhibit 10.3

SECURITY AGREEMENT
by
SOLUTIA INC.
and
THE SUBSIDIARIES PARTY HERETO,
as Grantors,
and
DEUTSCHE BANK TRUST COMPANY AMERICAS,
as Collateral Agent

Dated as of March 17, 2010

-i-

-ii-

SCHEDULES

Schedule I	Subsidiary Guarantors
ANNEXES

Annex I	Form of Joinder Agreement

Annex II	Form of Perfection Certificate

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SECURITY AGREEMENT
     SECURITY AGREEMENT (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, this “Agreement”) dated as of March 17, 2010 among SOLUTIA INC., a Delaware corporation (the “Borrower”), each Subsidiary of the Borrower listed on Schedule I hereto (collectively, together with each Subsidiary that becomes a party hereto pursuant to Section 7.12 of this Agreement, the “Subsidiary Guarantors” and, together with the Borrower, the “Grantors”), and DEUTSCHE BANK TRUST COMPANY AMERICAS, as collateral agent (in such capacity, together with its successors in such capacity, the “Collateral Agent”) for the Secured Parties (as defined in the Credit Agreement referred to below).
R E C I T A L S
     A. The Borrower, the Collateral Agent, Deutsche Bank Trust Company Americas, as administrative agent (in such capacity and together with any successors in such capacity, the “Administrative Agent”) for the Lenders (as defined herein), the lending institutions from time to time party thereto (the “Lenders”) and the other agents party thereto have entered into that certain Credit Agreement, dated as of the date hereof (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), providing for the making of Loans to the Borrower and the issuance of Letters of Credit pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement.
     B. Each Subsidiary Guarantor has, pursuant to the Guarantee Agreement, dated as of the date hereof, among other things, unconditionally guaranteed the obligations of the Borrower under the Credit Agreement.
     C. The Borrower and each Subsidiary Guarantor will receive substantial benefits from the execution, delivery and performance of the obligations of the Borrower under the Credit Agreement and are, therefore, willing to enter into this Agreement.
     D. Contemporaneously with the execution and delivery of this Agreement, the Borrower and Subsidiary Guarantors have executed and delivered to the Collateral Agent a Pledge Agreement (as amended, restated, amended and restated, supplemented or otherwise modified from time to time, the “Pledge Agreement”).
     E. This Agreement is given by each Grantor in favor of the Collateral Agent for the benefit of the Secured Parties to secure the payment and performance of all of the Obligations (as hereinafter defined).
     NOW THEREFORE, in consideration of the foregoing and other benefits accruing each Grantor, the receipt and sufficiency of which are hereby acknowledged, each Grantor and the Collateral Agent hereby agree as follows:

ARTICLE I
DEFINITIONS
     SECTION 1.01. Uniform Commercial Code Defined Terms. Unless otherwise defined herein, terms used herein that are defined in the UCC shall have the meanings assigned to them in the UCC, including the following which are capitalized herein:
     “Account Debtor”; “Accounts”; “Bank”; “Certificates of Title”; “Chattel Paper”; “Commercial Tort Claim”; “Commodity Account”; “Commodity Contract”; “Commodity Intermediary”; “Deposit Accounts”; “Documents”; “Electronic Chattel Paper”; “Entitlement Holder”, “Entitlement Order”; “Equipment”; “Fixtures”; “General Intangibles”; “Goods”; “Instruments” (as defined in Article 9 rather than Article 3); “Inventory”; “Investment Property”; “Letter-of-Credit Rights”; “Letters of Credit”; “Money”; “Proceeds”; “Records”; “Securities Account”; “Securities Intermediary”; “Security Entitlement”; “Supporting Obligations”; and “Tangible Chattel Paper”.
     SECTION 1.02. Credit Agreement Defined Terms. Capitalized terms used but not otherwise defined herein that are defined in the Credit Agreement shall have the meanings given to them in the Credit Agreement.
     SECTION 1.03. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:
     “Accounts Receivable” shall mean all Accounts and all right, title and interest in any returned goods, together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.
     “Agreement” shall have the meaning assigned to such term in the Preamble of this Agreement.
     “Bankruptcy Code” shall mean Title 11 of the United States Code entitled “Bankruptcy”, as now and hereinafter in effect, or any successor statute.
     “Books and Records” shall mean all instruments, files, Records, ledger sheets and documents.
     “Borrower” shall have the meaning assigned to such term in the Preamble of this Agreement.
     “Charges” shall mean any and all property and other taxes, assessments and special assessments, levies, fees and all governmental charges imposed upon or assessed against, and all claims (including, without limitation, landlords’, carriers’, mechanics’, maritime, workmen’s, repairmen’s, laborers’, materialmen’s, suppliers’ and warehousemen’s Liens and other claims arising by operation of law) against, all or any portion of the Collateral.

     “Collateral” shall have the meaning assigned to such term in Section 2.01.
     “Collateral Agent” shall have the meaning assigned to such term in the Preamble of this Agreement.
     “Collateral Agent Fees” shall mean all fees, costs and expenses of the Collateral Agent of the types described in Sections 6.08, 6.09, 6.10 and 6.11.
     “Collateral Estate” shall have the meaning assigned to such term in Section 6.01(c).
     “Collateral Support” shall mean all property (real or personal) assigned, hypothecated or otherwise securing any Collateral and shall include any security agreement or other agreement granting a lien or security interest in such real or personal property.
     “Copyrights” shall mean all U.S. and foreign copyrights (whether registered or unregistered and whether published or unpublished) and all mask works (as such term is defined in 17 U.S.C. Section 901, et seq.), together with any and all (i) registrations and applications therefor, including those listed on Schedule 13(b) of the Perfection Certificate, (ii) rights arising under applicable law with respect thereto, (iii) renewals and extensions thereof, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable with respect thereto, including damage awards and payments for past, present or future infringements or other violations thereof and (v) rights to sue for past, present or future infringements thereof.
     “Credit Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.
     “Distribution Date” shall mean each date fixed by the Collateral Agent in its sole discretion for a distribution to the Secured Parties of funds held by the Collateral Agent for the benefit of the Secured Parties.
     “Excluded Account” shall mean (i) any deposit account(s) used solely as a payroll, trust, employee benefit, tax or other fiduciary account and any zero balance accounts, (ii) any escrow account that is holding funds solely for the benefit of third parties and (iii) the deposit account in connection with the Pledge Agreement, dated as of June 1, 2009, among the Borrower and Citibank, N.A.
     “Excluded Property” shall mean:
     (a) any permit, lease, license, contract, instrument, security, franchise or other document, held by any Grantor that validly prohibits the creation by such Grantor of a security interest therein or thereon (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);
     (b) any permit, lease, license, contract, instrument, security, franchise or other document, or the assets subject thereto or covered thereby, held by any Grantor to the extent that any Requirement of Law applicable thereto prohibits the creation of a security interest therein or thereon (other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);
     (c) goods owned by any Grantor on the date hereof or hereafter acquired that are subject to a Lien securing a purchase money obligation (as defined in the UCC) or Capital Lease Obligation permitted to be incurred pursuant to the provisions of Section 6.01(vi) of the Credit Agreement if the contract or other agreement in which such Lien is granted (or the documentation providing for such purchase money obligation or Capital Lease Obligation) validly prohibits the creation of any other Lien on such Goods;
     (d) any Collateral consisting of Intellectual Property (i) in which the grant by a Grantor of a security interest therein is prohibited or would result in the voiding or cancellation of such Intellectual Property without the consent of a third party or by Requirement of Law or (ii) including any Trademark application filed in the United States Patent and Trademark Office on the basis of such Grantor’s “intent-to-use” such Trademark, unless and until acceptable evidence of use of the Trademark has been filed with and duly accepted by the United States Patent and Trademark Office pursuant to Section 1(c) or 1(d) of the Lanham Act (at which time such Trademark application will no longer be considered Excluded Property), in each case, other than to the extent that any such prohibition would be rendered ineffective pursuant to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity);
     (e) Securities Collateral (as defined in the Pledge Agreement) and the Equity Interests and debt securities excluded from the definition of “Securities Collateral” in the Pledge Agreement;
     (f) any issued and outstanding shares of voting stock of any Subsidiary of a Grantor organized under the laws of a Non-U.S. Jurisdiction that is expressly excluded from the pledge contained in any Non-U.S. Pledge Agreement;
     (g) motor vehicles and other assets subject to certificates of title;
     (h) any Equity Interests or debt securities owned by such Grantor if and to the extent that the grant of the security interest shall, after giving effect to Sections 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) or any other applicable law, (A) except in the case of a Wholly Owned Subsidiary, constitute or result in the abandonment, invalidation or unenforceability of any right, title or interest of such Grantor therein, (B) except in the case of a Wholly Owned Subsidiary, constitute or result in a breach or termination pursuant to the terms of, or a default under, any such Equity Interest or debt securities, (C) be void or illegal under any applicable governmental law, rule or regulation, or (D) except in the case of a Wholly Owned Subsidiary, be prohibited by (i) the organizational documents of the issuer of such Equity Interests or debt securities or (ii) agreements among the equity holders of the issuer of such Equity Interests or debt securities, in each case, as in effect on the Effective Date;

     (i) any Commercial Tort Claim with a value of less than $500,000; and
     (j) any Excluded Accounts;
provided that the term “Excluded Property” shall not include any Proceeds, substitutions or replacements of any Excluded Property (unless such Proceeds, substitutions or replacements would constitute Excluded Property).
     “Grantors” shall have the meaning assigned to such term in the Preamble of this Agreement.
     “Intellectual Property” shall mean, collectively, with respect to any Grantor, all intellectual and similar property rights of every kind and nature, whether arising under United States, multinational or foreign laws or otherwise, including Patents, Copyrights, Trademarks, Trade Secrets, intangible rights in software and databases not otherwise included in the foregoing, and the right to sue or otherwise recover for any past, present and future infringement, dilution, misappropriation, or other violation or impairment thereof, including the right to receive all proceeds therefrom.
     “Intellectual Property Licenses” shall mean, collectively, with respect to each Grantor, all agreements pursuant to which such Grantor receives or grants any right in, to, or under Intellectual Property, including license agreements, distribution agreements and covenants not to sue (regardless of whether such agreements and covenants are contained within an agreement that also covers other matters, such as development or consulting) with respect to any Patent, Trademark, Copyright, Trade Secrets or other Intellectual Property, whether such Grantor is a licensor or licensee, distributor or distributee under any such agreement, including those listed on Schedules 13(a) and 13(b) of the Perfection Certificate, together with any and all (i) amendments, renewals, extensions, supplements and continuations thereof, and (ii) income, fees, royalties, damages, claims and payments now and hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or violations thereof.
     “Lenders” shall have the meaning assigned to such term in the Recitals of this Agreement.
     “Patents” shall mean, collectively, all United States and foreign patents, patent applications, certificates of inventions, and industrial designs, together with any and all (i) rights arising under applicable law with respect to any of the foregoing, (ii) inventions and improvements described and claimed therein, (iii) reissues, divisions, continuations extensions and continuations-in-part thereof and amendments thereto, (iv) income, fees, royalties, damages, claims and payments now or hereafter due and/or payable thereunder and with respect thereto including damages and payments for past, present or future infringements or other violations thereof and (v) rights to sue for past, present or future infringements or other violations thereof.
     “Perfection Certificate” shall mean a certificate substantially in the form of Annex II hereto, completed and supplemented with the schedules and attachments contemplated thereby, and duly executed by the Grantors.

     “Pledge Agreement” shall have the meaning assigned to such term in the Recitals of this Agreement.
     “Pledged Securities” shall have the meaning assigned to such term in the Pledge Agreement and shall include Equity Interests pledged pursuant to Non-U.S. Pledge Agreements.
     “Receivables” shall mean all (i) Accounts, (ii) Chattel Paper, (iii) Payment Intangibles, (iv) General Intangibles, (v) Instruments and (vi) all other rights to payment, whether or not earned by performance, for goods or other property sold, leased, licensed, assigned or otherwise disposed of, or services rendered or to be rendered, regardless of how classified under the UCC together with all of Grantors’ rights, if any, in any goods or other property giving rise to such right to payment to the extent not constituting Excluded Property and all Collateral Support and Supporting Obligations related thereto and all Records relating thereto.
     “Securities Collateral” shall have the meaning assigned to such term in the Pledge Agreement.
     “Security Interests” shall have the meaning assigned to such term in Section 2.01.
     “Subsidiary Guarantors” shall have the meaning assigned to such term in the Preamble of this Agreement.
     “Trademarks” shall mean, collectively, all United States, state, and foreign trademarks, service marks, slogans, logos, certification marks, trade dress, Internet domain names, corporate names, trade names, and other source or business identifiers, whether registered or unregistered (whether statutory or common law and whether established or registered in the United States or any other country or any political subdivision thereof), together with any and all (i) registrations and applications for any of the foregoing, including those listed on Schedule 13(a) of the Perfection Certificate, (ii) goodwill connected with the use thereof and symbolized thereby, (iii) rights arising under applicable law with respect to the use of any of the foregoing, (iv) renewals thereof and amendments thereto, (v) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future infringements, dilutions or other violations thereof and (vi) rights to sue for past, present and future infringements, dilutions or other violations thereof.
     “Trade Secrets” shall mean all trade secrets and all other confidential or proprietary information and know-how, whether or not such information has been reduced to a writing or other tangible form, together with all (i) rights arising under applicable law with respect to the use of any of the foregoing, (ii) income, fees, royalties, damages and payments now and hereafter due and/or payable thereunder and with respect thereto, including damages, claims and payments for past, present or future misappropriation or other violations thereof and (iii) rights to sue for past, present and future misappropriation or other violations thereof.
     “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in the State of New York; provided, however, that if by reason of mandatory provisions of law, any or all of the attachment, perfection or priority of the Collateral Agent’s and the Secured Parties’ security interest in any item or portion of the Collateral is governed by the Uniform Commercial Code as in effect in a jurisdiction other than the State of New York, the term “UCC” shall mean the Uniform Commercial Code as in effect on the date hereof in such other jurisdiction for purposes of the provisions hereof relating to such attachment, perfection or priority and for purposes of definitions relating to such provisions.
     SECTION 1.04. Interpretation. The rules of interpretation specified in the Credit Agreement (including Section 1.03 thereof) shall be applicable to this Agreement.
     SECTION 1.05. Resolution of Drafting Ambiguities. Each Grantor acknowledges and agrees that it was represented by counsel in connection with the execution and delivery hereof, that it and its counsel reviewed and participated in the preparation and negotiation hereof and that any rule of construction to the effect that ambiguities are to be resolved against the drafting party (i.e., the Collateral Agent) shall not be employed in the interpretation hereof.
     SECTION 1.06. Perfection Certificate. The Collateral Agent and each Grantor agree that the Perfection Certificate and all schedules, amendments and supplements thereto are and shall at all times remain a part of this Agreement.
ARTICLE II
SECURITY INTERESTS
     SECTION 2.01. Grant of Security Interest. As collateral security for the payment and performance in full of all the Obligations, each Grantor hereby pledges and grants to the Collateral Agent, for the benefit of the Secured Parties, a lien on and security interest in and to all of the right, title and interest of such Grantor in, to and under the following property, wherever located, and whether now existing or hereafter arising or acquired from time to time (collectively, the “Collateral”):
     (a) Accounts Receivable;
     (b) Books and Records;
     (c) Money and Deposit Accounts;
     (d) Chattel Paper;
     (e) Commercial Tort Claims described on Schedule 14 to the Perfection Certificate (as such schedule may be amended or supplemented from time to time);
     (f) Documents;
     (g) Equipment;
     (h) Fixtures;
     (i) General Intangibles (including Intellectual Property and Intellectual Property Licenses);

     (j) Goods;
     (k) Instruments;
     (l) Inventory;
     (m) Investment Property;
     (n) Supporting Obligations; and
     (o) all other personal property of such Grantor, whether tangible or intangible, and all Proceeds and products of each of the foregoing and all accessions to, substitutions and replacements for, and rents, profits and products of, each of the foregoing, any and all Proceeds of any insurance, indemnity, warranty or guaranty payable to such Grantor from time to time with respect to any of the foregoing.
     Notwithstanding anything to the contrary contained in clauses (a) through (o) above, (x) the security interest created by this Agreement shall not extend to, and the term “Collateral” shall not include, any Excluded Property and (y) from and after the Effective Date, no Grantor shall permit to become effective in any document creating, governing or providing for any permit, license or agreement a provision that would prohibit the creation of a Lien on such permit, license or agreement in favor of the Collateral Agent unless such prohibition is permitted under Section 6.09 of the Credit Agreement.
     The Liens granted hereunder to secure the Obligations are collectively referred to herein as the “Security Interests”.
     SECTION 2.02. No Assumption of Liability. The Security Interests are granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of the Collateral.
ARTICLE III
REPRESENTATIONS AND WARRANTIES
     The Grantors jointly and severally represent and warrant to the Collateral Agent and the Secured Parties that:
     SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title (or right to use in the case of Intellectual Property) to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other Person other than any consent or approval which has been obtained.

     SECTION 3.02. Filings. (a) All information set forth herein as of the date hereof and in the Perfection Certificate as of the date hereof, including the Schedules annexed hereto and thereto, has been duly prepared, completed and executed and the information set forth herein and therein is correct and complete in all material respects. The Collateral described on the Schedules annexed to the Perfection Certificate constitutes all of the property of such type of Collateral owned or held by the Grantors to the extent required to be scheduled thereon. Fully completed and, to the extent necessary or appropriate, duly executed UCC financing statements (including fixture filings, as applicable) or other appropriate filings, recordings or registrations containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 7 to the Perfection Certificate, which are all the filings, recordings and registrations (along with the concurrent payment of any applicable taxes or filing fees) that are necessary to publish notice of and protect the validity of and to establish a legal, valid and perfected security interest in favor of the Collateral Agent (for the benefit of the Secured Parties) in respect of all Collateral in which a security interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions (provided that additional filings may be required to perfect the security interest in any Patents, Trademarks and Copyrights acquired after the date hereof), and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration under Article 9 of the UCC is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements.
     (a) Each Grantor represents and warrants that a fully executed security agreement in the form hereof (or short form security agreements in a form reasonably satisfactory to the Collateral Agent) identifying all Collateral consisting of (x) United States issued Patents and Patent applications and United States registered Trademarks and Trademarks applications, in each case, owned by such Grantor, have been delivered contemporaneously with the execution of this Agreement to the Collateral Agent for recordation with the United States Patent and Trademark Office, and (y) United States registered Copyrights and Copyright applications owned by such Grantor have been delivered contemporaneously with the execution of this Agreement to the Collateral Agent for registration with the United States Copyright Office.
     SECTION 3.03. Validity of Security Interests. This Agreement creates legal and valid security interests in all the Collateral securing the payment and performance of the Obligations; provided, however, that, for the avoidance of doubt, the foregoing representation shall not be made with respect to, or construed in accordance with, the laws of any jurisdiction other than the United States, any State thereof or the District of Columbia. The Security Interests are and shall be prior to any other Lien on any of the Collateral, other than Permitted Liens.
     SECTION 3.04. Limitations on and Absence of Other Liens. The Collateral is owned by the Grantors or the Grantors have rights therein, free and clear of any Lien, except for Permitted Liens. The Grantors have not filed or consented to the filing of (a) any financing statement or analogous document under the UCC or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office and the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect, except, in each case, for filings required under this Agreement or any other Loan Document, Permitted Liens or filings as to which a duly authorized termination statement relating to such financing statement or other instrument has been delivered to the Collateral Agent on the Effective Date.
     SECTION 3.05. Other Actions. In order to further ensure the attachment, perfection and priority of, and the ability of the Collateral Agent to enforce, preserve and protect, the Collateral Agent’s security interests in the Collateral, each Grantor hereby represents and warrants as follows and agrees, in each case at such Grantor’s own expense, to take the following actions with respect to the following Collateral:
     (a) Instruments and Tangible Chattel Paper. As of the date hereof, (x) each Instrument representing indebtedness between or among the Grantors or owed to any Grantor by any of the Borrower’s other Restricted Subsidiaries and (y) each other Instrument and each other item of Tangible Chattel Paper specified in Schedule 12 to the Perfection Certificate valued in excess of $500,000 has been properly endorsed, assigned and delivered to the Collateral Agent, and, if necessary, accompanied by instruments of transfer or assignment duly executed in blank; provided, that, to the extent that any such Instrument constitutes an Intercompany Note and to the extent that any Grantor is required hereunder to deliver any such Intercompany Note to the Collateral Agent for purposes of possession, such Grantor’s obligations hereunder with respect to such delivery shall be deemed satisfied by the delivery to the Collateral Agent of the Master Intercompany Note. If any amount individually or in the aggregate in excess of $500,000 payable under or in connection with any of the Collateral shall be evidenced by any Instrument or Tangible Chattel Paper, the Grantor acquiring such Instrument or Tangible Chattel Paper shall notify the Collateral Agent and, on each date on which financial statements are required to be delivered under Section 5.01(a) or (b) of the Credit Agreement, endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank as the Collateral Agent may from time to time reasonably request; provided, however, that so long as no Event of Default shall have occurred and be continuing, the Collateral Agent shall return such Instrument or Tangible Chattel Paper to such Grantor from time to time, to the extent necessary for collection in the ordinary course of such Grantor’s business.
     (b) Investment Property. (i) Each Grantor hereby represents and warrants that it does not hold, own or have any interest in any certificated securities or uncertificated securities other than those constituting Securities Collateral under the Pledge Agreement and those not required to be pledged pursuant to the terms of the Pledge Agreement or this Agreement. If any Grantor shall at any time hold or acquire any certificated securities constituting Investment Property (other than any Excluded Property) valued in excess of $500,000 that are not Pledged Securities under the Pledge Agreement, such Grantor shall, on each date on which financial statements are required to be delivered under Section 5.01(a) or (b) of the Credit Agreement, endorse, assign and deliver the same to the Collateral Agent, accompanied by such instruments of transfer or assignment duly executed in blank, all in form and substance reasonably satisfactory to the Collateral Agent. If any securities now or hereafter acquired by any Grantor constituting Investment Property (other than any Excluded Property) that are not Pledged Securities are uncertificated, such Grantor shall promptly notify the Collateral Agent thereof and use its commercially reasonable efforts to, pursuant to an agreement in form and substance reasonably satisfactory to the Collateral Agent, cause the issuer to agree to comply with instructions from the Collateral Agent as to such securities, without further consent of any Grantor.
     (i) Each Grantor shall promptly pay all Charges and fees with respect to the Investment Property pledged by it under this Agreement; provided that no Grantor shall be required to pay any such Charge or fee that is being contested in good faith and by proper proceedings diligently conducted, which proceedings have the effect of preventing the forfeiture or sale of such Investment Property, if it has maintained adequate reserves with respect thereto in accordance with and to the extent required by GAAP and such failure to pay could not reasonably be expected to have a Material Adverse Effect; provided, further, that no Liens shall be permitted to exist, directly or indirectly, on any Investment Property other than Liens in favor of the Collateral Agent and Permitted Liens. In the event any Grantor shall fail to make such payment contemplated in the immediately preceding sentence (except to the extent any Grantor is contesting such Charges and fees in good faith), the Collateral Agent may upon written notice to such Grantor, do so for the account of such Grantor and the Grantors shall promptly reimburse and indemnify the Collateral Agent from all reasonable costs and expenses incurred by the Collateral Agent under this Section 3.05(c).
     (c) Electronic Chattel Paper and Transferable Records. If any amount individually or in the aggregate in excess of $500,000 payable under or in connection with any of the Collateral shall be evidenced by any Electronic Chattel Paper or any “transferable record,” as that term is defined in Section 201 of the Federal Electronic Signatures in Global and National Commerce Act, or in Section 16 of the Uniform Electronic Transactions Act as in effect in any relevant jurisdiction, the Grantor acquiring such Electronic Chattel Paper or transferable record shall, on each date on which financial statements are required to be delivered under Section 5.01(a) or (b) of the Credit Agreement, notify the Collateral Agent and take such action as the Collateral Agent may reasonably request in writing to vest in the Collateral Agent control under UCC Section 9-105 of such Electronic Chattel Paper or control under Section 201 of the Federal Electronic Signatures in Global and National Commerce Act or, as the case may be, Section 16 of the Uniform Electronic Transactions Act, as so in effect in such jurisdiction, of such transferable record.
     (d) Intellectual Property. (i) Schedules 13(a) and (b) of the Perfection Certificate set forth a true and complete list of (A) all United States registrations of and applications for Patents, Trademarks, and Copyrights owned by such Grantor as of the date hereof and (B) to the best of each Grantor’s knowledge, all material know-how and patent Intellectual Property Licenses currently in effect; (ii) such Grantor is the owner of the entire right, title, and interest in and to all U.S. Intellectual Property listed on Schedule 13(a) of the Perfection Certificate, and such Grantor owns or has the valid right to use all other Intellectual Property used in the conduct of its business, free and clear of all Liens, claims, encumbrances, and licenses, except for Permitted Liens, and except as could not be reasonably expected to have a Material Adverse Effect; (iii) all Intellectual Property

listed on Schedule 13(a) of the Perfection Certificate is subsisting and such Grantor has performed all acts and has paid all renewal, maintenance, and other fees and taxes required to maintain such Intellectual Property in full force and effect except as may be permitted under Section 4.10(f) and except as could not be reasonably expected to have a Material Adverse Effect; (iv) to the best of such Grantor’s knowledge, all Intellectual Property owned by such Grantor is valid and enforceable, and no holding, decision, or judgment has been rendered in any action or proceeding before any court or administrative authority challenging the validity of, such Grantor’s right to register, or such Grantor’s rights to own or use, any such Intellectual Property and no such action or proceeding is pending or, to the best of such Grantor’s knowledge, threatened, except as could not be reasonably expected to have a Material Effect; (v) to the best of such Grantor’s knowledge, the conduct of such Grantor’s business does not infringe upon or otherwise violate any Intellectual Property right of any third party except as could not reasonably be expected to have a Material Adverse Effect; (vi) to the best of each Grantor’s knowledge, no third party is infringing upon or otherwise violating any rights in any Intellectual Property owned or used by such Grantor, or any of its respective licensees except as could not reasonably be expected to have a Material Adverse Effect; (vii) no settlement or consents, covenants not to sue, non-assertion assurances, or releases have been entered into by such Grantor or to which such Grantor is bound adversely affect Grantor’s rights to own or use any Intellectual Property that is material to the business of such Grantor as currently conducted, except as could not be reasonably expected to have a Material Adverse Effect; and (viii) such Grantor has not made a previous assignment, sale, transfer or agreement constituting a present or future assignment, sale, transfer or agreement of any material Intellectual Property owned by such Grantor that has not been terminated or released.
     (e) Commercial Tort Claims. As of the date hereof, each Grantor hereby represents and warrants that it holds no Commercial Tort Claims other than those listed in Schedule 14 to the Perfection Certificate. If any Grantor shall at any time hold or acquire a Commercial Tort Claim having a value of $500,000, such Grantor shall, on each date on which financial statements are required to be delivered under Section 5.01(a) or (b) of the Credit Agreement, notify the Collateral Agent in writing signed by such Grantor of the brief details thereof and grant to the Collateral Agent in such writing a security interest therein and in the Proceeds thereof, all upon the terms of this Agreement, with such writing to be in form and substance reasonably satisfactory to the Collateral Agent.
     SECTION 3.06. Condition and Maintenance of Equipment. The Equipment of the Grantors, taken as a whole, is in good repair, operating order and condition, ordinary wear and tear, casualty and condemnation excepted. Each Grantor will maintain its Equipment in accordance with Section 5.03 of the Credit Agreement.
ARTICLE IV
COVENANTS
     SECTION 4.01. Change of Name; Location of Collateral; Records; Place of Business.

     (a) Each Grantor shall comply with the provisions of Section 5.07 of the Credit Agreement.
     (b) Each Grantor agrees to maintain, at its own cost and expense, records which are complete and accurate in all material respects with respect to the Collateral owned by it and to permit the Collateral Agent to examine its records in accordance with Section 5.05 of the Credit Agreement.
     SECTION 4.02. Protection of Security. Except to the extent otherwise permitted by the Credit Agreement, each Grantor shall, at its own cost and expense, defend title to the Collateral pledged by it hereunder and the security interest therein and Lien thereon granted to the Collateral Agent and the priority thereof against all claims and demands of all Persons at any time claiming any interest therein adverse to the Collateral Agent or any other Secured Party other than Permitted Liens. Except as permitted by the Credit Agreement and except for restrictions in agreements entered into in the ordinary course of business with respect to Intellectual Property, which restrictions would not, individually or in the aggregate, have a Material Adverse Effect on the business of any Grantor, there is no agreement, order, judgment or decree, and no Grantor shall enter into any agreement or take any other action, that would restrict the transferability of any of the Collateral or otherwise materially impair or conflict with such Grantor’s obligations or the rights of the Collateral Agent hereunder.
     SECTION 4.03. Further Assurances. Each Grantor agrees, at its own expense, to promptly execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such further actions as the Collateral Agent may reasonably request for the purpose of obtaining or to preserve, protect and perfect the Security Interests in the United States and the rights and remedies created hereby and the rights and powers herein granted, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interests and the filing of any financing or continuation statement required under the UCC (or other similar laws) in effect in the United States with respect to the security interest created hereby. In the event that the Collateral Agent desires to exercise any remedies, voting or consensual rights or attorney-in-fact powers set forth in this Agreement and determines it reasonably necessary to obtain any approvals or consent of any Governmental Authority or any other Person therefor, then, upon request of the Collateral Agent, each Grantor agrees to use its commercially reasonable efforts to assist and aid the Collateral Agent to obtain as soon as practicable any necessary approvals or consents for the exercise of any such remedies, rights and powers.
     SECTION 4.04. Inspection and Verification. The Collateral Agent and its representatives as the Collateral Agent may reasonably designate shall have the right, at the Grantors’ own cost and expense, to at all reasonable times and reasonable intervals and upon reasonable prior notice inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located in each case during business hours. Notwithstanding the previous sentence, prior to the occurrence and continuance of an Event of Default, the Collateral Agent may make no more than two such inspections during any fiscal year and, in any event, the Grantor shall pay for no more than two inspections each fiscal year. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any Secured Party (subject to Section 9.16 of the Credit Agreement).
     SECTION 4.05. Taxes; Encumbrances. Each Grantor shall pay and discharge all of its material Taxes and all lawful claims in accordance with Section 5.14 of the Credit Agreement. In its reasonable discretion, the Collateral Agent may discharge past due taxes, assessments, charges, fees, Liens, security interests or other encumbrances at any time levied or placed on the Collateral except to the extent the same constitute Permitted Liens or to the extent such charges, fees, Liens, security interests or other encumbrances are being contested in accordance with Section 5.14 of the Credit Agreement, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement (in each case with reasonable prior written notice to such Grantor), and each Grantor jointly and severally agrees to reimburse the Collateral Agent within 30 days of written demand for any payment made or any expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.05 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any Secured Party to cure or perform, any covenants or other promises of any Grantor with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.
     SECTION 4.06. Assignment of Security Interest. If at any time any Grantor shall take a security interest in any Property of an Account Debtor or any other Person to secure payment and performance of an Account valued in excess of $500,000, such Grantor shall, on each date on which financial statements are required to be delivered under Section 5.01(a) or (b) of the Credit Agreement, notify the Collateral Agent and take such actions as may be requested by the Collateral Agent to make the Collateral Agent’s interest in such Property a matter of public record.
     SECTION 4.07. Continuing Obligations of the Grantors. Each Grantor shall remain liable to observe and perform all the conditions and obligations to be observed and performed by it under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof.
     SECTION 4.08. Use and Disposition of Collateral. No Grantor shall make or permit to be made an assignment for security, pledge or hypothecation of the Collateral, execute, authorize or permit to be filed in any public office any financing statement (or similar statement, instrument of registration or public notice under the law of any jurisdiction) relating to any Collateral or shall grant any other Lien in respect of the Collateral other than Permitted Liens.
     SECTION 4.09. Insurance. The Grantors, at their own expense, shall maintain or cause to be maintained insurance covering physical loss or damage to the Inventory and Equipment in accordance with Section 5.04 of the Credit Agreement.
     SECTION 4.10. Certain Covenants and Provisions Regarding Patent, Trademark and Copyright Collateral.

     (a) Each Grantor agrees that it will not, nor will it permit any of its licensees to, do any act, or omit to do any act, whereby any Patent owned by such Grantor which is material to the conduct of such Grantor’s business may become invalidated, unenforceable, or dedicated to the public (other than at the end of its statutory term), and agrees that it shall use commercially reasonable efforts to continue to mark any products covered by a Patent with the relevant patent number as necessary and sufficient to establish and preserve its rights under applicable patent laws; provided, however, that nothing in this Section 4.10(a) shall prevent such Grantor from discontinuing the prosecution or maintenance of such Patent if, in the reasonable business judgment of such Grantor, such Patent is no longer necessary or desirable in the conduct of its business.
     (b) Each Grantor (either itself or through its licensees or its sublicenses) will, for each Trademark owned by such Grantor which is material to the conduct of such Grantor’s business, use its commercially reasonable efforts to (i) maintain each such registered Trademark in full force free from any claim of abandonment or invalidity for nonuse, (ii) maintain substantially the same (or higher) quality of products and services offered under such Trademark as are currently maintained, (iii) display such Trademark with notice of Federal or foreign registration to the extent necessary and sufficient to establish and preserve its rights under applicable law and (iv) not knowingly use or knowingly permit the use of such Trademark in violation of any third party rights; provided, however, that nothing in this Section 4.10(b) shall prevent such Grantor from discontinuing the use, prosecution, or maintenance of such Trademark, if such discontinuance is, in the reasonable business judgment of such Grantor, no longer necessary or desirable in the conduct of its business.
     (c) Each Grantor shall promptly notify the Collateral Agent upon such Grantor obtaining knowledge of any Patent, Trademark or Copyright owned by such Grantor and material to the conduct of its business which may become abandoned, lost, unenforceable, invalidated, or dedicated to the public (other than at the end of such item’s statutory term), or of any materially adverse determination or development including the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office or United States Copyright Office (or any court or similar office of any country) regarding such Grantor’s ownership of any Patent, Trademark or Copyright material to the conduct of its business, or its right to register the same, or to keep and maintain the same; provided, further, that nothing in this Section 4.10(c) shall require providing notice in connection with officer actions for pending Patent, Trademark or Copyrights applications.
     (d) If any Grantor shall at any time after the date hereof (i) obtain any ownership or other rights in and/or to any additional Intellectual Property (including any Trademark applications filed by such Grantor on an “intent-to-use” basis for which evidence of the use of such Trademarks in interstate commerce has been submitted to and duly accepted by the United States Patent and Trademark Office pursuant to 15 U.S.C. Section 1060(a) (or a successor provision)) or (ii) become entitled to the benefit of any additional Collateral consisting of Intellectual Property or any renewal or extension thereof, including any reissue, division, continuation, or continuation-in-part of any Collateral consisting of Intellectual Property, or any improvement on any Collateral consisting of Intellectual Property, the provisions of this Agreement shall automatically apply thereto and any such item described in the preceding clause (i) or (ii) (other than any Excluded Property) shall automatically constitute Collateral as if such would have constituted

Collateral at the time of execution hereof and such Collateral consisting of Intellectual Property (other than any Excluded Property) shall be subject to the Lien and security interest created by this Agreement without further action by any party. Each Grantor shall within thirty (30) days with respect to Copyrights and within ninety (90) days with respect to Patents and Trademarks provide to the Collateral Agent written notice of any of the foregoing Collateral consisting of Intellectual Property owned by such Grantor which is the subject of a registration or application in the United States and confirm the attachment of the Lien and security interest created by this Agreement to any rights described in clauses (i) and (ii) above by execution and delivery, within ten (10) days of providing such notice or such longer period as may be determined by the Collateral Agent in its sole discretion of the acquisition by such Grantor of such Intellectual Property, of an instrument in form and substance reasonably acceptable to the Collateral Agent and the filing of any instruments or statements as shall be reasonably necessary or requested by the Collateral Agent to create, record, preserve, protect or perfect the Collateral Agent’s lien and security interest in such Intellectual Property.
     (e) Each Grantor will take all necessary steps in any proceeding before the United States Patent and Trademark Office or United States Copyright Office, or any office or agency in any political subdivision of the United States or in any other country or any political subdivision thereof, to maintain and pursue each material application relating to the Patents, Trademarks and/or Copyrights (and to obtain the relevant grant or registration) and to maintain each issued Patent and each registration of the Trademarks or Copyrights owned by such Grantor that is material to the conduct of any Grantor’s business, including timely filings of applications for renewal, affidavits of use, affidavits of incontestability and payment of maintenance fees, and, if consistent with such Grantor’s commercially reasonable business judgment, to initiate opposition, interference and cancellation proceedings against third parties; provided, however, that nothing in this Section 4.10(f) shall prevent such Grantor from failing to maintain or pursue any such Trademark or Patent if, in the reasonable business judgment of such Grantor, the likely costs of such maintenance or pursuit are likely to outweigh the likely benefits of such maintenance or pursuit and such failure could not reasonably be expected to have a Material Adverse Effect.
     (f) In the event that any Grantor has actual knowledge that any Collateral consisting of a material Patent, Trademark or Copyright owned or exclusively licensed by such Grantor has been or is about to be infringed, misappropriated or diluted by a third party, such Grantor promptly shall notify the Collateral Agent and, if within such Grantor’s good faith business judgment, the likely benefits outweigh the likely costs, shall promptly sue for infringement, misappropriation or dilution and to recover any and all damages for such infringement, misappropriation or dilution, and shall take such actions as are deemed by such Grantor in its reasonable business judgment to be reasonably appropriate under the circumstances to protect such Collateral.
     (g) For the purpose of enabling the Collateral Agent, during the continuance of an Event of Default, to exercise rights and remedies under Article V hereof at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, and for no other purpose, each Grantor hereby grants to the Collateral Agent an irrevocable, non-exclusive license and, to the extent permitted under Intellectual Property Licenses granting such Grantor rights in Intellectual Property, sublicense (in each case, exercisable without payment of royalties or other compensation to such Grantor) to use, license or sublicense any of the Intellectual Property included in the Collateral, wherever the same may be located (excluding, for the avoidance of doubt, any rights under any Intellectual Property License that are prohibited by the terms of such License from being so licensed or to the extent that the grant of such license would otherwise breach the terms of any agreement to which such Grantor as a party). Such license shall include access to all media in which any of the licensed items may be recorded or stored and to all computer programs used for the compilation or printout hereof, to the extent permitted under license agreements governing use of such computer programs. With respect to Trademarks owned by such Grantor, the license granted hereunder shall be subject to sufficient rights of quality control and inspection in favor of such Grantor to avoid the risk of invalidation of such Trademarks.
     (h) Unless there shall occur and be continuing any Event of Default, each Grantor shall have the right to commence and prosecute in its own name, as the party in interest, for its own benefit and at the sole cost and expense of the Grantors, such applications for protection of the Intellectual Property owned by such Grantor and suits, proceedings or other actions to prevent the infringement, misappropriation, counterfeiting, unfair competition, dilution, diminution in value or other damage as are necessary to protect the Intellectual Property owned and/or exclusively licensed by such Grantors. Upon the occurrence and during the continuance of any Event of Default, upon notice to the applicable Grantor, the Collateral Agent shall have the right but shall in no way be obligated to file applications for protection of the Intellectual Property owned by any Grantor and/or bring suit in the name of any Grantor, the Collateral Agent or the Secured Parties to enforce such Intellectual Property and any license thereunder. In the event of such suit filed in the name of any Grantor by the Collateral Agent or the Secured Parties upon the occurrence and during the continuance of any Event of Default, each Grantor shall, at the reasonable request of the Collateral Agent, do any and all lawful acts and execute any and all documents requested by the Collateral Agent in aid of such enforcement and the Grantors shall promptly reimburse and indemnify the Collateral Agent for all costs and expenses incurred by the Collateral Agent in the exercise of its rights under this Section 4.10(i) in accordance with Section 9.05 of the Credit Agreement. In the event that the Collateral Agent shall elect not to bring suit to enforce the Intellectual Property owned and/or exclusively licensed by any Grantor, each Grantor agrees, at the reasonable request of the Collateral Agent, to take all commercially reasonable actions necessary, whether by suit, proceeding or other action, to prevent the infringement, counterfeiting, unfair competition, dilution, diminution in value of or other damage to any of the Intellectual Property by any Person.
     SECTION 4.11. Certain Covenants and Provisions Regarding Receivables.
     (a) Each Grantor shall keep and maintain at its own reasonable cost and expense complete records of each Receivable, in a manner consistent with its customary business practice, including records of all payments received, all credits granted thereon, all merchandise returned and all other documentation relating thereto. Each Grantor shall, at such Grantor’s sole cost and expense, upon the Collateral Agent’s demand made at any time after the occurrence and during the continuance of any Event of Default, deliver copies of evidence of Receivables, including copies of all documents evidencing Receivables and any Books and Records relating thereto to the Collateral Agent or to its representatives (original copies of which evidence and Books and Records may be retained by such Grantor). Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may transfer a full and complete copy of any Grantor’s books, records, credit information, reports, memoranda and all other writings relating to the Receivables to and for the use by any Person that has acquired or is contemplating acquisition of an interest in the Receivables or the Collateral Agent’s security interest therein without the consent of any Grantor; provided that any such Person shall agree to be bound by Section 9.16 of the Credit Agreement; provided, further, that, the Collateral Agent may transfer such a copy to a Person engaged principally in the business of manufacture or sale of high performance chemical based products that is a competitor of the Borrower or any of its Subsidiaries only upon the occurrence and during the continuance of any Event of Default under Section 7.01(a) or 7.01(i) of the Credit Agreement.
     (b) No Grantor shall rescind or cancel any obligations evidenced by any Receivable or modify any term thereof or make any adjustment, discount, credit, rebate or reduction with respect thereto except in the ordinary course of business consistent with its customary business practice, or extend or renew any such obligations except in the ordinary course of business consistent with its customary business practice or compromise or settle any dispute, claim, suit or legal proceeding relating thereto or sell any Receivable or interest therein without the prior written consent of the Collateral Agent except for (i) sales of assets permitted by Section 6.05 of the Credit Agreement and (ii) in the ordinary course of business consistent with its customary business practice. Each Grantor shall timely fulfill all obligations on its part to be fulfilled under or in connection with the Receivables except in the ordinary course of business consistent with its customary business practice.
     (c) Each Grantor shall cause to be collected from the Account Debtor of each of the Receivables, as and when due in the ordinary course of business (including Receivables that are delinquent, such Receivables to be collected in accordance with generally accepted commercial collection procedures), any and all amounts owing under or on account of such Receivable, and apply promptly upon receipt thereof all such amounts as are so collected to the outstanding balance of such Receivable, except that any Grantor may, with respect to a Receivable, allow in the ordinary course of business (i) a refund or credit due as a result of returned or damaged or defective merchandise and (ii) such extensions of time to pay amounts due in respect of Receivables and such other modifications of payment terms or settlements in respect of Receivables as shall be commercially reasonable in the circumstances, all in accordance with such Grantor’s ordinary course of business consistent with its collection practices as in effect from time to time. The costs and expenses (including reasonable attorneys’ fees) of collection, in any case, whether incurred by any Grantor, the Collateral Agent or any Secured Party, shall be paid by the Grantors.
ARTICLE V
REMEDIES
     SECTION 5.01. Remedies upon Default. Upon the occurrence and during the continuance of any Event of Default, the Collateral Agent may from time to time (alternatively, successively or concurrently on any one or more occasions) exercise in respect of the Collateral, in addition to the other rights and remedies provided for herein or otherwise available to it, the following remedies:

     (a) Personally, or by agents or attorneys, immediately take possession of the Collateral or any part thereof, from any Grantor or any other Person who then has possession of any part thereof with or without notice or process of law, and for that purpose may enter upon any Grantor’s premises where any of the Collateral is located, remove such Collateral, remain present at such premises to receive copies of all communications and remittances relating to the Collateral and use in connection with such removal and possession any and all services, supplies, aids and other facilities of any Grantor;
     (b) Demand, sue for, collect or receive any money or property at any time payable or receivable in respect of the Collateral including, upon any Event of Default under Section 7.01(a) or 7.01(i) of the Credit Agreement, instructing the obligor or obligors on any agreement, instrument or other obligation constituting part of the Collateral to make any payment required by the terms of such agreement, instrument or other obligation directly to the Collateral Agent, and in connection with any of the foregoing, compromise, settle, extend the time for payment and make other modifications with respect thereto; provided, however, that in the event that any such payments are made directly to any Grantor, prior to receipt by any such obligor of such instruction, such Grantor shall segregate all amounts received pursuant thereto in trust for the benefit of the Collateral Agent and shall promptly (but in no event later than one Business Day after receipt thereof) pay such amounts to the Collateral Agent;
     (c) Sell, assign, grant a license to use or otherwise liquidate, or direct any Grantor to sell, assign, grant a license to use or otherwise liquidate and dispose of, any and all investments made in whole or in part with the Collateral or any part thereof, and take possession of the proceeds of any such sale, assignment, license, liquidation or disposition;
     (d) Take possession of the Collateral or any part thereof, by directing any Grantor in writing to assemble all or part of the Collateral as directed by the Collateral Agent at a place reasonably designated by the Collateral Agent. Each Grantor’s obligation to deliver the Collateral as contemplated in this Section 5.01(d) is of the essence hereof. Upon application to a court of equity having jurisdiction, the Collateral Agent shall be entitled to a decree requiring specific performance by any Grantor of such obligation;
     (e) Withdraw all moneys, instruments, securities and other property in any bank, financial securities, deposit or other account of any Grantor constituting Collateral for application to the Obligations as provided in Section 5.07 hereof;
     (f) Retain and apply the distributions to the Obligations as provided in Section 5.07 hereof;
     (g) Exercise any and all rights as beneficial and legal owner of the Collateral, including perfecting assignment of and exercising any and all voting, consensual and other rights and powers with respect to any Collateral;

     (h) In the Collateral Agent’s own name, in the name of a nominee of the Collateral Agent, or in the name of any Grantor communicate (by mail, telephone, facsimile or otherwise) with the Account Debtors and other obligors in respect of Receivables of such Grantor and parties to contracts with such Grantor, to verify with such Persons, to the Collateral Agent’s satisfaction, the existence, amount, terms of, and any other matter relating to, Accounts, Chattel Paper, Payment Intangibles, General Intangibles, Instruments and other Receivables that are Collateral; and
     (i) Exercise all the rights and remedies of a secured party on default under the UCC, and the Collateral Agent may also in its sole discretion, without notice except as specified in Section 5.02 hereof, sell, assign or grant a license to use the Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker’s board or at any of the Collateral Agent’s offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Collateral Agent may deem commercially reasonable. The Collateral Agent or any other Secured Party or any of their respective Affiliates may be the purchaser, licensee, assignee or recipient of the Collateral or any part thereof at any such public sale, and, to the extent permitted by applicable law, at any such private sale, and shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold, assigned or licensed at such sale, to use and apply any of the Obligations owed to such Person as a credit on account of the purchase price of the Collateral or any part thereof payable by such Person at such sale. Each purchaser, assignee, licensee or recipient at any such sale shall acquire the property sold, assigned or licensed absolutely free from any claim or right on the part of any Grantor, and each Grantor hereby waives, to the fullest extent permitted by law, all rights of redemption, stay and/or appraisal which it now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted. The Collateral Agent shall not be obligated to make any sale of the Collateral or any part thereof regardless of notice of sale having been given. The Collateral Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives, to the fullest extent permitted by law, any claims against the Collateral Agent arising by reason of the fact that the price at which the Collateral or any part thereof may have been sold, assigned or licensed at such a private sale was less than the price which might have been obtained at a public sale, even if the Collateral Agent accepts the first offer received and does not offer such Collateral to more than one offeree.
     SECTION 5.02. Notice of Sale. Each Grantor acknowledges and agrees that, to the extent notice of sale or other disposition of the Collateral or any part thereof shall be required by law, 10 days’ prior notice to such Grantor of the time and place of any public sale or of the time after which any private sale or other intended disposition is to take place shall be commercially reasonable notification of such matters. No notification need be given to any Grantor if it has signed, after the occurrence of an Event of Default, a statement renouncing or modifying any right to notification of sale or other intended disposition.

     SECTION 5.03. Waiver of Notice and Claims. Each Grantor hereby waives, to the fullest extent permitted by applicable law, notice or judicial hearing in connection with the Collateral Agent’s taking possession or the Collateral Agent’s disposition of the Collateral or any part thereof, including any and all prior notice and hearing for any prejudgment remedy or remedies and any such right which such Grantor would otherwise have under law, and each Grantor hereby further waives, to the fullest extent permitted by applicable law: (i) except to the extent arising out of gross negligence, bad faith or willful misconduct on the part of the Collateral Agent, all damages occasioned by such taking of possession, (ii) all other requirements as to the time, place and terms of sale or other requirements with respect to the enforcement of the Collateral Agent’s rights hereunder and (iii) all rights of redemption, appraisal, valuation, stay, extension or moratorium now or hereafter in force under any applicable law. To the fullest extent permitted by applicable law, the Collateral Agent shall not be liable for any incorrect or improper payment made pursuant to this Article V in the absence of gross negligence or willful misconduct on the part of the Collateral Agent. Any sale of, or the grant of options to purchase, or any other realization upon, any Collateral shall operate to divest all right, title, interest, claim and demand, either at law or in equity, of the applicable Grantor therein and thereto, and shall be a perpetual bar both at law and in equity against such Grantor and against any and all Persons claiming or attempting to claim the Collateral so sold, optioned or realized upon, or any part thereof, from, through or under such Grantor.
     SECTION 5.04. Certain Sales of Collateral.
     (a) Each Grantor recognizes that, by reason of certain prohibitions contained in law, rules, regulations or orders of any Governmental Authority, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Collateral, to limit purchasers to those who meet the requirements of such Governmental Authority. Each Grantor acknowledges that any such sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions, and, notwithstanding such circumstances, agrees that any such restricted sale shall be deemed to have been made in a commercially reasonable manner and that, except as may be required by applicable law, the Collateral Agent shall have no obligation to engage in public sales.
     (b) Each Grantor recognizes that, by reason of certain prohibitions contained in the Securities Act of 1933, and applicable state securities laws, the Collateral Agent may be compelled, with respect to any sale of all or any part of the Investment Property, to limit purchasers to Persons who will agree, among other things, to acquire such Investment Property for their own account, for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges that any such private sales may be at prices and on terms less favorable to the Collateral Agent than those obtainable through a public sale without such restrictions (including a public offering made pursuant to a registration statement under the Securities Act of 1933), and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner and that the Collateral Agent shall have no obligation to engage in public sales and no obligation to delay the sale of any Investment Property for the period of time necessary to permit the issuer thereof to register it for a form of public sale requiring registration under the Securities Act of 1933 or under applicable state securities laws, even if such issuer would agree to do so.

     (c) If the Collateral Agent determines to exercise its right to sell any or all of the Securities Collateral or Investment Property, upon written request, the applicable Grantor shall from time to time furnish to the Collateral Agent all such information as the Collateral Agent may request in order to determine the number of securities included in the Securities Collateral or Investment Property which may be sold by the Collateral Agent as exempt transactions under the Securities Act and the rules of the Securities and Exchange Commission thereunder, as the same are from time to time in effect.
     (d) Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.04 will cause irreparable injury to the Collateral Agent and the other Secured Parties, that the Collateral Agent and the other Secured Parties have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.04 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred and is continuing.
     SECTION 5.05. No Waiver; Cumulative Remedies.
     (a) No failure on the part of the Collateral Agent to exercise, no course of dealing with respect to, and no delay on the part of the Collateral Agent in exercising, any right, power or remedy hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any such right, power, privilege or remedy hereunder preclude any other or further exercise thereof or the exercise of any other right, power, privilege or remedy; nor shall the Collateral Agent be required to look first to, enforce or exhaust any other security, collateral or guaranties. All rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies provided by law or otherwise available.
     (b) In the event that the Collateral Agent shall have instituted any proceeding to enforce any right, power, privilege or remedy under this Agreement or any other Loan Document by foreclosure, sale, entry or otherwise, and such proceeding shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then and in every such case, the Grantors, the Collateral Agent and each other Secured Party shall be restored to their respective former positions and rights hereunder with respect to the Collateral, and all rights, remedies, privileges and powers of the Collateral Agent and the other Secured Parties shall continue as if no such proceeding had been instituted.
     SECTION 5.06. Certain Additional Actions Regarding Intellectual Property. If any Event of Default shall have occurred and be continuing, upon the written demand of the Collateral Agent, each Grantor shall execute and deliver to the Collateral Agent an assignment or assignments (in a form satisfactory to the Collateral Agent) of such Grantor’s rights in the Intellectual Property, and, with respect to those items of the Intellectual Property Collateral consisting of issued Patents, registered Trademarks and/or registered Copyrights (or applications therefor) owned by such Grantor, such assignment shall be in recordable form satisfactory to the Collateral Agent, and such other documents as are necessary or appropriate to carry out the intent and purposes hereof.

     SECTION 5.07. Application of Proceeds. All Proceeds received by the Collateral Agent in respect of any sale of, collection from or other realization upon all or any part of the Collateral pursuant to the exercise by the Collateral Agent of its remedies shall, to the extent available for distribution (it being understood that the Collateral Agent may liquidate investments prior to maturity in order to make a distribution pursuant to this Section 5.07), be distributed (subject to the provisions of Section 5.08) by the Collateral Agent on each Distribution Date in the order specified in Section 7.04 of the Credit Agreement.
     SECTION 5.08. Collateral Agent’s Calculations. In making the determinations and allocations required by Section 5.07, the Collateral Agent may conclusively rely upon information supplied by the Administrative Agent or any Secured Hedging Counterparty as to the amounts of unpaid principal and interest and other amounts outstanding with respect to any Obligations, and the Collateral Agent shall have no liability to any of the Secured Parties for actions taken in reliance on such information; provided that nothing in this sentence shall prevent any Grantor from contesting any amounts claimed by any Secured Party in any information so supplied. In addition, for purposes of making the allocations required by Section 5.07 with respect to any amount that is denominated in any currency other than Dollars, the Collateral Agent shall, on the applicable Distribution Date, convert such amount into an amount of Dollars based upon the relevant Spot Selling Rate. All distributions made by the Collateral Agent pursuant to Section 5.07 shall be (subject to any decree of any court of competent jurisdiction) final (absent manifest error), and the Collateral Agent shall have no duty to inquire as to the application by the Administrative Agent of any amounts distributed to it for distribution to any Lenders.
ARTICLE VI
The Collateral Agent
     SECTION 6.01. General Authority of the Collateral Agent over the Collateral.
     (a) Until the termination of this Agreement pursuant to Section 7.11, subject to the provisions herein, each Grantor hereby appoints the Collateral Agent as its true and lawful attorney-in-fact for the purpose, during the continuance of an Event of Default, of taking any action and executing any and all documents and instruments that the Collateral Agent may deem necessary to carry out the terms of this Agreement and accomplish the purposes hereof and, without limiting the generality of the foregoing, each Grantor hereby acknowledges that the Collateral Agent shall have all powers and remedies set forth in the Security Documents. The foregoing grant of authority is a power of attorney coupled with an interest and such appointment shall be irrevocable for the term hereof.
     (b) By acceptance of the benefits of this Agreement and the Security Documents: each Secured Party shall be deemed irrevocably (1) to consent to the appointment of the Collateral Agent as its agent hereunder and under the other Security Documents, (2) to confirm that the Collateral Agent shall have the authority to act as the exclusive agent of such Secured Party for enforcement of any provisions of this Agreement and the other Security

Documents against any Grantor or the exercise of remedies hereunder or thereunder, (3) to agree that such Secured Party shall not take any action to enforce any provisions of this Agreement or any other Security Document against any Grantor or to exercise any remedy hereunder or thereunder and (4) to agree to be bound by the terms of this Agreement and the other Security Documents.
     (c) The Collateral Agent hereby agrees that it holds and will hold all of its right, title and interest in, to and under the Security Documents and the Collateral granted to the Collateral
Agent thereunder whether now existing or hereafter arising (all such right, title and interest being hereinafter referred to as the “Collateral Estate”) under and subject to the conditions set forth in this Agreement; and the Collateral Agent further agrees that it will hold such Collateral Estate for the benefit of the Secured Parties, for the enforcement of the payment of all Obligations (subject to the limitations and priorities set forth herein and in the respective Security Documents) and as security for the performance of and compliance with the covenants and conditions of this Agreement and each of the Security Documents.
     SECTION 6.02. Exercise of Powers. All of the powers, remedies and rights of the Collateral Agent as set forth in this Agreement may be exercised by the Collateral Agent in respect of any Security Document as though set forth in full therein and all of the powers, remedies and rights of the Collateral Agent as set forth in any Security Document may be exercised from time to time as herein and therein provided.
     SECTION 6.03. Remedies Not Exclusive.
     (a) No remedy conferred upon or reserved to the Collateral Agent herein or in the other Security Documents is intended to be exclusive of any other remedy or remedies, but every such remedy shall be cumulative and shall be in addition to every other remedy conferred herein or in any other Security Document or now or hereafter existing at law or in equity or by statute.
     (b) No delay or omission by the Collateral Agent to exercise any right, remedy or power hereunder or under any Security Document shall impair any such right, remedy or power or shall be construed to be a waiver thereof, and every right, power and remedy given by this Agreement or any Security Document to the Collateral Agent may be exercised from time to time and as often as may be deemed expedient by the Collateral Agent.
     (c) If the Collateral Agent shall have proceeded to enforce any right, remedy or power under this Agreement or any Security Document and the proceeding for the enforcement thereof shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Collateral Agent, then the Grantors, the Collateral Agent and the other Secured Parties shall, subject to any determination in such proceeding, severally and respectively be restored to their former positions and rights hereunder or thereunder with respect to the Collateral Estate and in all other respects, and thereafter all rights, remedies and powers of the Collateral Agent shall continue as though no such proceeding had been taken.
     SECTION 6.04. Waiver and Estoppel.
     (a) Each Grantor, to the extent it may lawfully do so, on behalf of itself and all who may claim through or under it, including without limitation any and all subsequent creditors, vendees, assignees and licensors, waives and releases all rights to demand or to have any marshaling of the Collateral upon any sale, whether made under any power of sale granted herein or in any Security Document or pursuant to judicial proceedings or upon any foreclosure or any enforcement of this Agreement or any Security Document and consents and agrees that all the Collateral may at any such sale be offered and sold as an entirety.
     (b) Each Grantor waives, to the extent permitted by applicable law, presentment, demand, protest and any notice of any kind (except notices explicitly required hereunder or under any Security Document) in connection with this Agreement and the Security Documents and any action taken by the Collateral Agent with respect to the Collateral.
     SECTION 6.05. Limitation on Collateral Agent’s Duty in Respect of Collateral. Except as required by applicable law, beyond its express duties specified in the Security Documents, the Collateral Agent shall not have any duty to the Grantors or to the Secured Parties as to any Collateral in its possession or control or in the possession or control of any of its agents or nominees, or any income thereon or as to the preservation of rights against prior parties or any other rights pertaining thereto.
     SECTION 6.06. Limitation by Law. All rights, remedies and powers provided in this Agreement or any Security Document may be exercised only to the extent that the exercise thereof does not violate any applicable provision of law, and all the provisions hereof are intended to be subject to all applicable mandatory provisions of law which may be controlling and to be limited to the extent necessary so that they will not render this Agreement invalid, unenforceable in whole or in part or not entitled to be recorded, registered or filed under the provisions of any applicable law.
     SECTION 6.07. Rights of Secured Parties in Respect of Obligations. Notwithstanding any other provision of this Agreement or any Security Document, the right of each Secured Party to receive payment of the Obligations held by such Secured Party when due (whether at the stated maturity thereof, by acceleration or otherwise), as expressed in the instruments evidencing or agreements governing such Obligations, or to institute suit for the enforcement of such payment on or after such due date, shall not be impaired or affected without the consent of such Secured Party given in the manner prescribed by the instruments evidencing or agreements governing such Obligations.
     SECTION 6.08. Compensation and Expenses. Without limitation of its obligations under the other Loan Documents, each Grantor agrees to pay to the Collateral Agent, from time to time upon written demand, all of the reasonable out-of-pocket costs and expenses of the Collateral Agent (including, without limitation, the reasonable fees and disbursements of its counsel) (i) arising in connection with the administration of the Collateral, the preparation, execution, delivery, modification and termination of this Agreement and each Security Document or the enforcement of any of the provisions hereof or thereof or (ii) incurred or required to be advanced in connection with the sale or other disposition of Collateral pursuant to any Security Document and the preservation, protection or defense of the Collateral Agent’s rights under this Agreement and the Security Documents and in and to the Collateral and the Collateral Estate, in each case, to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement. Such fees, costs and expenses are intended to constitute expenses of administration under any bankruptcy law relating to creditors’ rights generally.

     SECTION 6.09. Stamp and Other Similar Taxes. Each Grantor agrees to indemnify and hold harmless the Collateral Agent, the Administrative Agent and each other Secured Party from any present or future claim for liability for any stamp or any other similar tax, and any penalties or interest with respect thereto, which may be assessed, levied or collected by any jurisdiction in connection with this Agreement, any Security Document, the Collateral Estate or any Collateral. The obligations of each Grantor under this Section 6.09 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.
     SECTION 6.10. Filing Fees, Excise Taxes, etc. Each Grantor agrees to pay or to reimburse the Collateral Agent for any and all payments made by the Collateral Agent in respect of all search, filing, recording and registration fees, taxes, excise taxes and other similar imposts which are payable in respect of the execution and delivery of this Agreement and each Security Document. The obligations of each Grantor under this Section 6.10 shall survive the termination of the other provisions of this Agreement and the resignation or removal of the Collateral Agent hereunder.
     SECTION 6.11. Indemnification. Without limitation of its indemnification obligations under the other Loan Documents, each Grantor agrees to pay, and to save the Collateral Agent and the other Secured Parties harmless from, any and all losses, claims, damages, liabilities and out-of-pocket expenses (including reasonable counsel fees, charges and disbursements) arising out of, in any way connected with, or as a result of the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to Section 9.05 of the Credit Agreement.
ARTICLE VII
MISCELLANEOUS
     SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 9.01 of the Credit Agreement. All communications and notices hereunder to any Subsidiary Guarantor shall be given to it c/o the Borrower at the Borrower’s address as provided in Section 9.01 of the Credit Agreement, with a copy to the Borrower.
     SECTION 7.02. Survival of Agreement. All covenants, agreements, representations and warranties made by any Grantor herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect until this Agreement shall terminate.
     SECTION 7.03. Binding Effect. This Agreement shall be binding upon each Grantor and the Collateral Agent and their respective successors and permitted assigns, and shall inure to the benefit of each Grantor, the Collateral Agent and the other Secured Parties and their respective permitted successors and assigns, except that no Grantor shall have the right to assign or transfer its rights or obligations hereunder or any interest herein or in the Collateral (and any such assignment or transfer shall be void) except as expressly permitted by this Agreement or the Credit Agreement.

     SECTION 7.04. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.
     SECTION 7.05. Waivers; Amendment; Several Agreement.
     (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or any other Loan Document or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on any Grantor in any case shall entitle such Grantor or any other Grantor to any other or further notice or demand in similar or other circumstances.
     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into in accordance with Section 9.08 of the Credit Agreement.
     (c) This Agreement shall be construed as a separate agreement with respect to each Grantor and may be amended, modified, supplemented, waived or released with respect to any Grantor without the approval of any other Grantor and without affecting the obligations of any other Grantor hereunder.
     SECTION 7.06. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS.
     SECTION 7.07. Severability. In the event any one or more of the provisions contained in this Agreement should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions. It is understood and agreed among the parties that this Agreement shall create separate security interests in the Collateral securing the Obligations as provided in Section 2.01, and that any determination by any court with jurisdiction that the security interest securing any Obligation or class of Obligations is invalid for any reason shall not in and of itself invalidate the Security Interests securing any other Obligations hereunder.
     SECTION 7.08. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute a single contract and shall become effective as provided in Section 7.03. Delivery of an executed signature page to this Agreement by facsimile or other electronic transmission (e.g., “PDF” or “tif” via e-mail) shall be effective as delivery of a manually executed counterpart hereof.
     SECTION 7.09. Headings. Article and Section headings used herein are for the purpose of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.
     SECTION 7.10. Jurisdiction; Consent to Service of Process.
     (a) Each party to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America for the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each Grantor hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State court or, to the extent permitted by law, in such Federal court. Each party to this Agreement agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party may otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.
     (b) Each party to this Agreement hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court referred to in paragraph (a) of this Section. Each Grantor hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.15 of the Credit Agreement. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
     SECTION 7.11. Termination.
     (a) This Agreement and the Security Interests (i) shall automatically terminate when all the Loan Obligations (other than unasserted contingent indemnification obligations or other contingent obligations, in each case, not due and payable) have been paid in full and no Letters of Credit are outstanding pursuant to the Credit Agreement unless arrangements reasonably satisfactory to the Issuer have been made to eliminate the Issuer’s credit risk with respect to such L/C Obligation and all Commitments have terminated (at which time the Collateral Agent shall execute and deliver to the Grantors, at the Grantors’ expense, all UCC termination statements and other documents which the Grantors shall reasonably request to evidence such termination) and (ii) shall continue to be effective or shall be reinstated, as the case may be, if at any time any payment in respect of any Obligation is rescinded or must otherwise be restored by any Secured Party upon any bankruptcy or reorganization of any Grantor or otherwise. Any execution and delivery of termination statements or documents pursuant to this Section 7.11(a) shall be without recourse to or warranty by the Collateral Agent. A Subsidiary Guarantor shall automatically be released from its obligations hereunder and the Security Interests in the Collateral of such Subsidiary Guarantor shall be automatically released in the event that (x) the Equity Interests of such Subsidiary Guarantor shall be sold, transferred or otherwise disposed of pursuant to a transaction permitted under the Credit Agreement to a Person that is not an Affiliate of Borrower such that such Person is no longer a Restricted Subsidiary of Borrower or (y) such Subsidiary Grantor ceases to be a Restricted Subsidiary as a result of a transaction permitted under the Credit Agreement and, in each case, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and other documents that such Grantor shall reasonably request to evidence such release.
     (b) Upon any sale or other transfer by any Grantor of any Collateral to a Person that is not a Loan Party that is permitted under the Credit Agreement or, upon the effectiveness of any written consent to the release of the security interests granted hereby in any Collateral pursuant to Section 9.08 of the Credit Agreement, security interests in such Collateral shall be automatically released. In connection with such release, the Collateral Agent shall execute and deliver to any Grantor, at such Grantor’s expense, all UCC termination statements and other documents that such Grantor shall reasonably request to evidence such release. Any execution and delivery of UCC termination statements and similar documents pursuant to this Section 7.11(b) shall be without recourse to or warranty by the Collateral Agent.
     SECTION 7.12. Additional Grantors. To the extent any Subsidiary shall be required to become a Grantor pursuant to any Loan Document, upon execution and delivery by the Collateral Agent and such Subsidiary of an instrument in the form of Annex I hereto, such Subsidiary shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. Each such Subsidiary shall at such time deliver to the Collateral Agent a completed Perfection Certificate. The execution and delivery of any such instrument shall not require the consent of any other Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.
     SECTION 7.13. Financing Statements. Each Grantor hereby irrevocably authorizes the Collateral Agent at any time and from time to time to file in any relevant jurisdiction (a) a short form security agreement with the United States Patent and Trademark Office or United States Copyright Office (or any successor office or any similar office in any other country), (b) any initial financing statements (including fixture filings) and amendments thereto that contain the information required by Article 9 of the Uniform Commercial Code of each applicable jurisdiction for the filing of any financing statement or amendment relating to the Collateral, including

(i) whether such Grantor is an organization, the type of organization and any organizational identification number issued to such Grantor, (ii) any financing or continuation statements or other documents without the signature of such Grantor where permitted by law, and such financing statements may contain an indication or description of Collateral that describes such property (x) in the same manner as described in this Agreement or (z) in any other manner as the Collateral Agent may determine, in its sole discretion, is necessary or prudent to ensure the perfection of the security interest in the Collateral granted to the Collateral Agent in connection herewith, including, without limitation, describing such property as “all assets of the debtor now owned or hereafter acquired” (or using words of similar import) and (iii) in the case of a financing statement filed as a fixture filing or covering Collateral constituting minerals or the like to be extracted or timber to be cut, a sufficient description of the real property to which such Collateral relates, and (c) any other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interests in the Collateral granted by each Grantor without the signature of any Grantor. Each Grantor agrees to provide all information described in the immediately preceding sentence to the Collateral Agent promptly upon written request. Each Grantor hereby ratifies its authorization for the Collateral Agent to file in any relevant jurisdiction any financing statements relating to the Collateral if filed prior to the date hereof.
     SECTION 7.14. Collateral Agent Appointed Attorney-in-Fact. Each Grantor hereby appoints the Collateral Agent the attorney-in-fact of such Grantor for the purpose of carrying out the provisions of this Agreement and taking any action and executing any instrument that the Collateral Agent may deem necessary to accomplish the purposes hereof, which appointment is irrevocable and coupled with an interest. Without limiting the generality of the foregoing, the Collateral Agent shall have the right, upon the occurrence and during the continuance of an Event of Default, with full power of substitution either in the Collateral Agent’s name or in the name of such Grantor, (a) to receive, endorse, assign or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof; (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to ask for, demand, sue for, collect, receive and give acquittance for any and all moneys due or to become due under and by virtue of any Collateral; (d) to sign the name of any Grantor on any invoice or bill of lading relating to any of the Collateral; (e) to send verifications of Accounts to any Account Debtor; (f) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (g) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (h) with at least 5 Business Days’ prior notice to the Grantor to notify, or to require any Grantor to notify Account Debtors to make payment directly to the Collateral Agent; and (i) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided that nothing herein contained shall be construed as requiring or obligating the Collateral Agent to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the other Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence, willful misconduct or bad faith.
     SECTION 7.15. Intercreditor Agreement. Notwithstanding anything to the contrary contained herein, the liens and security interest granted to the Collateral Agent and the exercise of any right or remedy by the Collateral Agent hereunder, in each case, may become subject to the provisions of the First Lien Intercreditor Agreement. In the event of any conflict between the terms of the First Lien Intercreditor Agreement and the terms of this Agreement, the terms of the First Lien Intercreditor Agreement shall govern and control.
     SECTION 7.16. Mortgages. In the case of a conflict between this Agreement and the Mortgages with respect to Collateral that is real property (including Fixtures), the Mortgages shall govern. In all other conflicts between this Agreement and the Mortgages, this Agreement shall govern.
     SECTION 7.17. Conflicts. In the case of any conflict between this Agreement and the Credit Agreement, the provisions of the Credit Agreement shall govern.
[Signature Pages Follow]

     IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

SOLUTIA INC.

By:	/s/ James M. Sullivan
	Name:	James M. Sullivan
	Title:	Executive Vice President, Chief Financial Officer and Treasurer

CPFILMS INC.

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

FLEXSYS AMERICA CO.

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

FLEXSYS AMERICA L.P. by FLEXSYS AMERICA CO., its general partner

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

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MONCHEM INTERNATIONAL, INC.

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

SOLUTIA BUSINESS ENTERPRISES INC.

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

SOLUTIA INTER-AMERICA, INC.

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

SOLUTIA OVERSEAS, INC.

By:	/s/ James A. Tichenor
	Name:	James A. Tichenor
	Title:	Vice President and Treasurer

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DEUTSCHE BANK TRUST COMPANY AMERICAS, as Collateral Agent

By:	/s/ Erin Morrissey
	Name:	Erin Morrissey
	Title:	Vice President

By:	/s/ Carin Keegan
	Name:	Carin Keegan
	Title:	Director

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